Exhibit 10.01
AMENDMENT TO INVESTMENT AGREEMENT
     AMENDMENT TO INVESTMENT AGREEMENT dated as of July 30, 2007 (this “Amendment”) between The Bank of Nova Scotia, a chartered bank under the Bank Act (Canada) (the “Investor”) and First BanCorp, a Puerto Rico chartered financial holding company (the “Company”).
W  I  T  N  E  S  S  E  T  H:
     WHEREAS, the parties wish to amend the Investment Agreement, dated as of February 15, 2007, between the Investor and the Company (the “Agreement”) upon the terms and conditions set forth in this Amendment;
      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
1.	Amendment. Section 8.01(d) of the Agreement is hereby amended to change the reference to “July 31, 2007” to “August 31, 2007,” with the effect of changing the “Termination Date” to August 31, 2007.
2.	Continuing Effect. Except as expressly provided in the preceding paragraph, nothing contained herein shall constitute an amendment, modification or waiver of any provision of the Agreement and the Agreement shall remain in full force and effect.
3.	Other Provisions. The provisions of Section 1.03 (Interpretation and Rules of Construction) and Article IX (General Provisions) of the Agreement are incorporated herein by reference and shall apply to the terms and conditions of this Amendment and the parties hereto mutatis mutandis.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

FIRST BANCORP
By:	/s/ Luis Beauchamp
	Name:	Luis Beauchamp
	Title:	President and Chief Executive Officer

THE BANK OF NOVA SCOTIA
By:	/s/ P.C. Cardinar
	Name:	P.C. Cardinar
	Title:	Executive Vice President

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